QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 21, 2005 (March 15, 2005)

KEY ENERGY SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-8038 (Commission File Number)	04-2648081 (IRS Employer Identification No.)
6 Desta Drive Midland, Texas 79705 (Address and Zip Code of Principal Executive Offices)
432/620-0300 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        Effective March 15, 2005, Key Energy Services, Inc. (the "Company") entered into an amendment to an office lease (the "Amendment") with Crescent 1301 McKinney, L.P. ("Crescent") for office space in downtown Houston, Texas. The Amendment provides for an additional office space, consisting of approximately 13,772 square feet. The Company had previously entered into an office lease ("Office Lease") with Crescent effective as of January 20, 2005. The monthly base rent due for the additional space is $13,198.17 from the commencement date to June 14, 2011, and $14,345.83 thereafter until the expiration date; provided that the monthly base rent will be abated for the first six months of the lease, subject to certain conditions. The Amendment also provides for additional parking permits and club memberships. The other terms of the Office Lease were not changed.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.
Date: March 21, 2005	By:	/s/ Richard J. Alario Richard J. Alario Chairman and Chief Executive Officer

2

QuickLinks

  Item 1.01. Entry into a Material Definitive Agreement
  Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
SIGNATURE